UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 11, 2008, DreamWorks Animation SKG, Inc. (the “Company”) entered into an aircraft sublease agreement (the “Sublease”) with an entity controlled by Jeffrey Katzenberg, the Company’s Chief Executive Officer, for use of an aircraft that such entity leases from the aircraft owner, a company jointly owned indirectly by Mr. Katzenberg and Steven Spielberg (who beneficially owns more than 5% of the Company’s Class A Common Stock). Under this Sublease, the Company pays all aircraft operating expenses on Mr. Katzenberg’s Company-related flights. In addition, in the event that Mr. Katzenberg uses this aircraft for Company-related travel more than 45 hours in any calendar year, the Company pays the subleasing entity a specified hourly rate (depending on the number of passengers traveling on Company business), less the fuel expense and flight attendant costs for those flight hours.

The foregoing description of the Sublease is qualified in its entirety by reference to the Sublease, which is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Non-Exclusive Aircraft Sublease Agreement dated as of June 11, 2008 by and between DreamWorks Animation SKG, Inc. and M&JK Dream LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: June 13, 2008	By:	/s/ Lewis Coleman
Lewis Coleman
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Non-Exclusive Aircraft Sublease Agreement dated as of June 11, 2008 by and between DreamWorks Animation SKG, Inc. and M&JK Dream LLC.

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